EXHIBIT 10.1

EXECUTION COPY

LETTER AMENDMENT

                                                                Dated as of September 8, 2006

To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to
below and to Citicorp USA, Inc., as agent
(the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of dated as of February 23, 2005, amended by Amendment No. 1 dated as of May 25, 2005 and Amendment No. 2 dated as of May 26, 2006 (the “Credit Agreement”) among the undersigned and you.  Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us that Section 5.02(e) of the Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended by restating clause (iii) in full and by adding at the end thereof a new clause (iv) to read collectively as follows:

(iii) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made would not exceed for the fiscal year ended September 30, 2005, $250,000,000 and (iv) declare and pay cash dividends to its stockholders and purchase, redeem, retire or otherwise acquire shares of its own outstanding capital stock for cash if after giving effect thereto the aggregate amount of such dividends, purchases, redemptions, retirements and acquisitions paid or made would not exceed (x) for the period from October 1, 2006 through September 30, 2008, an aggregate amount not to exceed $500,000,000 plus 50% of Consolidated net income of the Company for the fiscal year immediately preceding the fiscal year in which such dividend, purchase, redemption, retirement or acquisition is paid or made and (y) thereafter, 50% of Consolidated net income of the Company for the fiscal year immediately preceding the fiscal year in which such dividend, purchase, redemption, retirement or acquisition is paid or made.

The Borrower hereby certifies that, as of the date of this Letter Amendment, the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of such date and no event has occurred and is continuing that constitutes a Default.

This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment.  This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York  10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

AVAYA INC.

By	/s/ Peter Hong
	Title:	Vice President and Treasurer

AVAYA INTERNATIONAL SALES LIMITED

By	/s/ Peter Hong
	Title:	Director

Agreed as of the date first above written:

CITICORP USA, INC., as Agent and as Lender

By	/s/ Carolyn Kee
Title: Vice President

[LENDER SIGNATURES OMITTED]